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                                                                     EXHIBIT 5.2



                        [ON LATHAM & WATKINS LETTERHEAD]


                                                                  March 12, 2001


Chartered Semiconductor Manufacturing Ltd
60 Woodlands Industrial Park D,
Street 2
Singapore 738406


RE: $3,000,000,000 AGGREGATE OFFERING PRICE OF SECURITIES OF CHARTERED SEMICONDUCTOR MANUFACTURING LTD

Ladies and Gentlemen:

     In connection with the registration statement on Form F-3 filed on March 12, 2001 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

     You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by Chartered Semiconductor Manufacturing Ltd, a Singapore corporation (the "Company"), of up to $3,000,000,000 aggregate offering price of (i) one or more series of debt securities (the "Debt Securities"), (ii) ordinary shares, par value S$0.26 per share (including ordinary shares represented by American Depositary Shares) (collectively, the "Ordinary Shares"), (iii) preference shares, no stated par value (the "Preference Shares") and (iv) warrants which may be exercisable for Debt Securities, Ordinary Shares or Preference Shares (the "Warrants"). The Debt Securities and Warrants are collectively referred to herein as the "Securities".

     The Debt Securities may be issued pursuant to one or more indentures and one or more supplements thereto, the forms of which are to be filed with the Commission as exhibits to a report on Form 6-K under the Securities Act of 1934, as amended (the "Securities Act") (collectively, the "Indentures"), in each case between the Company and a trustee (each, a "Trustee"). The Warrants may be issued pursuant to one or more warrant agreements and one or more supplements thereto, the forms of which are to be filed with the Commission as exhibits to a report on Form 6-K under the Securities Act (collectively, the "Warrant Agreements"), in each case between the Company and an agent (each, a "Warrant Agent").

     In our capacity as your special counsel in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable United States federal, New York and Singapore laws, in the manner presently proposed.
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     We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

     1. When (a) the Debt Securities have been duly established in accordance with the terms of the applicable Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether or not imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

     2. When (a) the Warrants the have been duly established in accordance with the terms of the applicable Warrant Agreement (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants), duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Warrant Agreement and as contemplated by the Registration Statement, the

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Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Warrants and Warrant Agreements as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the terms of such Warrants and Warrant Agreements as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Warrants and Warrant Agreements as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether or not imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Warrants are then issued and sold as contemplated in the Warrant Agreements relating thereto, the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Warrants.

     The opinions set forth in paragraphs 1 and 2 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws. In addition to the foregoing, the opinion set forth in paragraph 1 above is further subject to the following exceptions, limitations and qualifications: (x) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (y) we express no opinion concerning the enforceability of the judgment currency provision contained in Section 10.16 of the Indenture.

     We assume for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of Singapore and has the corporate power and authority to issue and sell the Securities.

     We assume for purposes of the opinion set forth in paragraph 1 that the applicable Indenture has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company; that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with

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all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

     We assume for purposes of the opinion set forth in paragraph 2 that the applicable Warrant Agreement has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company; the Warrant Agent for each Warrant Agreement is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the applicable Warrant Agreement; that the applicable Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes a legally valid, binding and enforceable obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; and the Warrant Agent is in compliance, generally and with respect to acting as Warrant Agent under the applicable Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Warrant Agreement.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.



                                            Very truly yours,



                                            /s/ Latham & Watkins